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                                                                   Exhibit 10.59



                                 IMAGEMAX, INC.
                        AMENDMENT TO EMPLOYMENT AGREEMENT


                  THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made by and between Gary Blackwelder, a resident of Louisiana (the "Employee"), and ImageMax, Inc., a Pennsylvania corporation (the "Company").

                                   BACKGROUND

                  The Company and the Employee entered into an Employment Agreement on December 9, 1997 (the "Employment Agreement"). The parties desire to amend the Employment Agreement to extend the term of Employee's employment, and certain other matters as set forth below.

                                      TERMS

                  NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

                  1. Section 1 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

                  "Employment and Term. The Company hereby employs Employee and Employee hereby accepts employment with the Company, as Business Unit Leader (such position, Employee's "Position"), commencing on December 9, 1997 (the "Initial Commencement Date") and, unless earlier terminated in accordance with
                  Section 9 of the Employment Agreement, continuing through the five year anniversary of the Initial Commencement Date, with such initial term of employment being that period between the Initial Commencement Date and the five year anniversary thereof (the "Initial Term"). The Initial Term of this Agreement shall be automatically renewed and extended for consecutive one year periods (each a "Renewal Term") beginning on the five year anniversary of the Initial Commencement Date and on each anniversary thereafter for another year such that each Renewal Term will be one (1) year, unless either the Employee or the Company notifies the other in writing not less than three (3) months prior to such anniversary date that the party giving such notice elects for this Agreement to terminate at the end of the current Renewal Term (the entire period of time during which the Employee is employed by the Company being referred to herein as the "Term").


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                  2. By execution of this Amendment, the Company and the
Employee each acknowledge and agree that the Initial Term is and shall be extended such that the first Renewal Term will commence on December 10, 2002.

                  3. Except as set forth above, the Employment Agreement shall not be amended and remains in full force and effect.

                         [SIGNATURES ON FOLLOWING PAGE]
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                  IN WITNESS WHEREOF, the parties have caused this Employment
Agreement to be executed the day and year set forth below.



                                    IMAGEMAX, INC.



                                   By: /s/ Mark P. Glassman
                                      -----------------------------------------
                                   Name:  Mark P. Glassman
                                   Title: Chief Executive Officer
                                   Date:  As of December 9, 2002,
                                          executed on April 14, 2003



                                    /s/ Gary Blackwelder
                                    -------------------------------------------
                                    Gary Blackwelder
                                    Date:  As of December 9, 2002,
                                           executed on April 14, 2003



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